THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-J

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED, MARCH 1, 1996
CUSIP # 126691
                                            Distribution Date         09/25/96
Reduction of the Stated                          SINGLE                TOTAL
Amount of Certificates                         CERTIFICATE             AMOUNT

Class A-1 Certificates.         YHI           $49.96750470       $1,462,598.83
Class A-2 Certificates.         YJ7            $0.00000000               $0.00
Class A-3 Certificates.         YK4            $0.00000000               $0.00
Class A-4 Certificates.         YL2            $0.00000000               $0.00
Class A-5 Certificates.         YM0            $0.00000000               $0.00
Class A-6 Certificates.         YN8            $0.00000000               $0.00
Class A-7 Certificates.         YP3            $0.00000000               $0.00
Class A-8 Certificates.         YQl            $0.00000000               $0.00
Class A-9 Certificates.         YR9            $0.00000000               $0.00
Class A-10 Certificates.        YS7           $38.87140560         $664,817.65
Class A-11 Certificates.        YT5            $0.00000000               $0.00
Class PO Certificates.          YV0            $0.88293909             $216.40
Class A-R Certificates.         YU2            $0.00000000               $0.00
Class X Certificates.           YW8            $0.00000000               $0.00
Class B-1 Certificates.         YX6            $0.53094899           $4,101.05
Class B-2 Certificates.         YY4            $0.53094770           $2,050.52
Class B-3 Certificates.         YZ1            $0.53094863           $1,281.71
Class B-4 Certificates.         N/A            $0.53094613             $768.81
Class B-5 Certificates.         N/A            $0.53095855             $204.95
Class B-6 Certificates.         N/A            $0.53095149             $564.22

                                               Total              2,136,604.14

Aggregate amount of any Principal Prepayments                    $2,034,018.02

                                                 SINGLE               TOTAL
Amounts distributed representing interest      CERTIFICATE            AMOUNT

Class A-1 Certificates.                        $5.83333333         $170,747.50
Class A-2 Certificates.                        $6.16666652         $143,128.33
Class A-3 Certificates.                        $6.35416649         $121,745.83
Class A-4 Certificates.                        $6.35416695          $56,329.69
Class A-5 Certificates.                        $6.35416637          $89,295.10
Class A-6 Certificates.                        $6.35416700          $63,541.67
Class A-7 Certificates.                        $6.35416650          $64,342.29
Class A-8 Certificates.                        $0.12083350           $2,416.67
Class A-9 Certificates.                        $6.16666650         $123,333.33
Class A-10 Certificates.                       $7.50000000         $128,272.50
Class A-11 Certificates.                       $6.35416687         $153,605.63
Class PO Certificates.                         $0.00000000               $0.00
Class A-R Certificates.                        $8.90000000               $0.89
Class X Certificates.                          $0.98582459         $183,912.80
Class B-1 Certificates.                        $6.35416624          $49,079.58
Class B-2 Certificates.                        $6.35416624          $24,539.79
Class B-3 Certificates.                        $6.35416736          $15,338.96
Class B-4 Certificates.                        $6.35416436           $9,200.83
Class B-5 Certificates.                        $6.35417098           $2,452.71
Class B-6 Certificates.                        $6.35416866           $6,752.31
Class B-6 Certificates.
                                               Total              1,408,036.41

Amount of shortfall which is less than the full
amount that would be distributed:
             Principal                                                   $0.00
             Interest                                                    $0.00


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Stated Amount of
Certificates after            ORIGINAL            SINGLE            TOTAL
this Distribution             BALANCE           CERTIFICATE         AMOUNT

Class A-1 Certificates.    29,271,000.00       $950.03249530    $27,808,401.17
Class A-2 Certificates.    23,210,000.00     $1,000.00000000    $23,210,000.00
Class A-3 Certificates.    19,160,000.00     $1,000.00000000    $19,160,000.00
Class A-4 Certificates.     8,865,000.00     $1,000.00000000     $8,865,000.00
Class A-5 Certificates.    14,053,000.00     $1,000.00000000    $14,053,000.00
Class A-6 Certificates.    10,000,000.00     $1,000.00000000    $10,000,000.00
Class A-7 Certificates.    10,126,000.00     $1,000.00000000    $10,126,000.00
Class A-8 Certificates.    20,000,000.00    $ 1,000.00000000    $20,000,000.00
Class A-9 Certificates.    20,000,000.00     $1,000.00000000    $20,000,000.00
Class A-10 Certificates.   17,103,000.00       $961.12859440    $16,438,182.35
Class A-11 Certificates.   24,174,000.00     $1,000.00000000    $24,174,000.00
Class PO Certificates.        245,090.52       $999.11706091       $244,874.12
Class A-R Certificates.           100.00     $1,000.00000000           $100.00
Class X Certificates.     186,557,327.00     $1,000.00000000   $186,557,327.00
Class B-1 Certificates.     7,724,000.00       $999.46905101     $7,719,898.95
Class B-2 Certificates.     3,862,000.00       $999.46905230     $3,859,949.48
Class B-3 Certificates.     2,414,000.00       $999.46905137     $2,412,718.29
Class B-4 Certificates.     1,448,000.00       $999.46905387     $1,447,231.19
Class B-5 Certificates.       386,000.00       $999.46904145       $385,795.05
Class B-6 Certificates.     1,062,658.29       $999.46904851     $1,062,094.07

                                             Total             $190,967,244.67


The Pool Stated Principal Balance for
the following Distribution Date:                               $190,967,244.67

Senior Percentage for the following Distribution Date           91.8789946862%
Subordinated Percentage for the following Distribution Date      8.1210053138%


Amount of the Master Servicing Fees paid to or retained by
the Master Servicer with respect to such Distribution Date          $40,790.98


Pass-Through Rate for each
such Class of Certificates

Class A-1 Certificates.                                               7.00000%
Class A-2 Certificates.                                               7.40000%
Class A-3 Certificates.                                               7.62500%
Class A-4 Certificates.                                               7.62500%
Class A-5 Certificates.                                               7.62500%
Class A-6 Certificates.                                               7.62500%
Class A-7 Certificates.                                               7.62500%
Class A-8 Certificates.                                               0.14500%
Class A-9 Certificates.                                               7.40000%
Class A-10 Certificates.                                              9.00000%
Class A-11 Certificates.                                              7.62500%
Class PO Certificates.                                                     N/A
Class A-R Certificates.                                               7.62500%
Class X Certificates.                                                 7.62500%
Class B-1 Certificates.                                               7.62500%
Class B-2 Certificates.                                               7.62500%
Class B-3 Certificates.                                               7.62500%
Class B-4 Certificates.                                               7.62500%
Class B-5 Certificates.                                               7.62500%
Class B-6 Certificates.                                               7.62500%

Amount of Advances included in the
distribution on this Distribution Date                               $7,330.38

Aggregate amount of Advances outstanding as of
the close of business on such Distribution Date.                     $7,330.38

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A. The number and aggregate principal amounts of Mortgage Loans delinquent
                        30 to 59 days                6             $904,888.85
                        60 to 89 days                0                   $0.00
                        90 or more                   0                   $0.00

B. The number and aggregate principal amounts of Mortgage Loans in foreclosure
                        In foreclosure               0                   $0.00

Loan number and Stated Principal Balance
for any Mortgage loan that became an REO Property
during the preceding calendar month.                 0                   $0.00

Total number and principal balance of any REO
Properties as of the close of business on the
Determination Date preceding such Distribution Date.                     $0.00

Senior Prepayment Percentage for
following Distribution Date                                  100.000000000000%

Aggregate amount of Realized Losses
incurred during preceding month                                          $0.00

Aggregate amount of Realized Losses
through Distribution Date                                                $0.00

Special Hazard Loss Coverage Amount                              $1,931,038.00
Required Fraud Loss Coverage                                     $5,793,115.00
Current Bankruptcy Coverage                                        $125,000.00